Exhibit 2.01

Resource Extraction Payment Report

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by government and type of payment.

	(US$ million)
	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
North America	6.4	2.4	0.7	-	2.4	11.9
Canada	3.2	2.4	0.7	-	2.4	8.7
National	1.4	-	-	-	-	1.4
Receiver General of Canada	1.2	-	-	-	-	1.2
Canada Revenue Agency	0.2	-	-	-	-	0.2
Manitoba	-	-	-	-	0.7	0.7
Nisichawayasihk Cree Nation	-	-	-	-	0.7	0.7
Newfoundland and Labrador	-	2.4	0.3	-	0.4	3.1
Newfoundland Exchequer	-	2.4	0.3	-	-	2.7
Nunatsiavut Government	-	-	-	-	0.2	0.2
Innu Nation	-	-	-	-	0.2	0.2
Ontario	1.8	-	0.4	-	1.3	3.5
Treasurer of Ontario	1.8	-	-	-	-	1.8
Ministry of Mines	-	-	0.2	-	-	0.2
Atikameksheng Anishnawbek First Nation	-	-	-	-	0.7	0.7
Sagamok Anishnawbek First Nation	-	-	-	-	0.4	0.4
City of Greater Sudbury	-	-	0.2	-	0.2	0.4
United States	3.2	-	-	-	-	3.2
U.S. Federal Government	3.2	-	-	-	-	3.2
South America	2,009.3	765.0	736.3	552.6	12.2	4,075.4
Brazil	2,006.9	765.0	736.3	552.6	12.2	4,073.0
National	2,006.9	765.0	77.3	552.6	-	3,401.8
Ministry of Finance	2,006.9	-	0.2	-	-	2,007.1
National Land Transport Agency	-	-	55.0	552.6	-	607.6

National Mining Agency	-	765.0	0.2	-	-	765.2
Rio de Janeiro Dock Company (Companhia Docas do Rio de Janeiro)	-	-	19.8	-	-	19.8
Ministry of Transport	-	-	2.1	-	-	2.1
Pará	-	-	605.7	-	9.5	615.2
State Department of Finance of Pará	-	-	605.7	-	-	605.7
Other	-	-	-	-	9.5	9.5
Minas Gerais	-	-	50.0	-	2.7	52.7
State Department of Finance of Minas Gerais	-	-	50.0	-	0.1	50.1
Other	-	-	-	-	2.5	2.5
Maranhão	-	-	3.3	-	-	3.3
Maranhão Port Administration Company (EMAP)	-	-	3.3	-	-	3.3
Chile	0.9	-	-	-	-	0.9
National	0.9	-	-	-	-	0.9
General Treasury of the Republic	0.9	-	-	-	-	0.9
Peru	1.5	-	-	-	-	1.5
National	1.5	-	-	-	-	1.5
Geological, Mining and Metallurgical Institute of Peru (INGEMMET)	1.3	-	-	-	-	1.3
National Superintendency of State Assets of Peru (SBN)	0.2	-	-	-	-	0.2
Asia-Pacific	51.9	-	212.3	-	-	264.2
China, Mainland	8.6	-	210.6	-	-	219.2
National	8.6	-	210.6	-	-	219.2
State Taxation Administration	8.6	-	-	-	-	8.6
Majority-owned ports	-	-	210.6	-	-	210.6
Japan	9.5	-	-	-	-	9.5
National	7.4	-	-	-	-	7.4
The National Tax Agency of Japan	7.4	-	-	-	-	7.4
Mie	2.1	-	-	-	-	2.1
Other	2.1	-	-	-	-	2.1
Malaysia	22.5	-	1.7	-	-	24.2
National	22.5	-	0.9	-	-	23.4
Inland Revenue Board of Malaysia	19.6	-	-	-	-	19.6
Director General of Customs Malaysia	2.9	-	-	-	-	2.9
Department of Director General of Lands and Mines	-	-	0.9	-	-	0.9
Perak	-	-	0.8	-	-	0.8
Manjung Municipal Council	-	-	0.8	-	-	0.8
Singapore	11.3	-	-	-	-	11.3

National	11.3	-	-	-	-	11.3
Inland Revenue Authority of Singapore	11.0	-	-	-	-	11.0
Central Provident Fund Board	0.3	-	-	-	-	0.3
Europe & Middle East	60.2	-	80.7	-	-	140.9
Oman	8.1	-	80.7	-	-	88.8
National	8.1	-	80.7	-	-	88.8
Ministry Of Finance of Oman	7.3	-	-	-	-	7.3
Director General of Customs of Oman	0.8	-	-	-	-	0.8
Oman Charter Company SAOC	-	-	80.7	-	-	80.7
Switzerland	41.9	-	-	-	-	41.9
National	1.7	-	-	-	-	1.7
Federal Tax Administration	1.7	-	-	-	-	1.7
Vaud	40.2	-	-	-	-	40.2
Cantonal Tax Administration	27.5	-	-	-	-	27.5
Department of Finance Tax Administration	12.7	-	-	-	-	12.7
United Kingdom	10.2	-	-	-	-	10.2
National	10.2	-	-	-	-	10.2
HM Revenue and Customs	10.2	-	-	-	-	10.2
Total	2,127.7	767.4	1,030.1	552.6	14.6	4,492.4

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by project and type of payment.

				(US$ million)
Type of resource	Country / Major subnational jurisdiction	Extraction method	Business segment	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
Iron ore	Brazil - Pará	Open pit	Iron Ore Solutions	-	415.7	560.5	-	1.6	977.8
	Brazil - Minas Gerais	Open pit	Iron Ore Solutions	-	268.8	50.0	-	2.7	321.5
	Brazil - Maranhão	Open pit	Iron Ore Solutions	-	-	3.3	-	-	3.3
	Total			-	684.5	613.8	-	4.3	1,302.6
Copper	Brazil - Pará	Open pit	Vale Base Metals	-	79.3	41.6	-	-	120.9
	Total			-	79.3	41.6	-	-	120.9
Nickel	Brazil - Pará	Open pit	Vale Base Metals	-	1.1	3.6	-	-	4.7
	Canada - Manitoba	Underground	Vale Base Metals	-	-	-	-	0.7	0.7
	Canada - Ontario	Underground	Vale Base Metals	-	-	0.5	-	1.3	1.8
	Canada – Newfoundland and Labrador	Open pit/underground	Vale Base Metals	-	2.4	0.3	-	0.4	3.1
	Total			-	3.5	4.4	-	2.4	10.3
Total				-	767.4	659.8	-	6.7	1,433.9

(US$ million)
Projects	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
Entity level	2,127.7	-	370.3	552.6	7.9	3,058.5
Total	2,127.7	-	370.3	552.6	7.9	3,058.5